AEGION CORPORATION PROVIDES UPDATE ON STRATEGIC ACTIONS AND OTHER THIRD-QUARTER ACTIVITIES

SAINT LOUIS – October 2, 2017 - Aegion Corporation (Nasdaq Global Select Market: AEGN) today provided an update to the previously announced strategic actions and restructuring plan as well as related impacts to the third-quarter and full-year 2017 results.

The Company announced on August 1, 2017 a series of strategic actions to generate more predictable and sustainable long-term earnings growth. This announcement included:

- A plan to divest the Corrosion Protection platform's pipe coating and insulation business in Louisiana
- The exit of the Infrastructure Solutions platform's North America activity for non-pressure pipe contract applications of the Tyfo® Fibrwrap® system
- The restructuring of the Corrosion Protection platform's operations in Canada
- The implementation of cost reduction initiatives across the Company

As part of the repositioning of the Infrastructure Solutions platform's Tyfo® Fibrwrap® system operations in North America, the Company performed an impairment assessment of the long-lived assets and goodwill for the Fyfe reporting unit. As a result, the Company will incur a non-cash, pre-tax impairment charge of approximately $85 million for long-lived intangibles and goodwill in the third quarter of 2017.

During the third quarter of 2017, the Company also completed a detailed assessment of the Infrastructure Solutions businesses in Australia and Denmark that resulted in a restructuring program in both countries. Annual savings are expected to be between $2 and $3 million in Australia and Denmark, with cash restructuring costs of $3 to $4 million. Total annual savings from all restructuring activities and other cost reduction initiatives are estimated to be in excess of $17 million and expected to be fully realized in 2018. Approximately $3 million of annual savings are also anticipated to be realized from the reduction in annual amortization of intangibles. Total cash costs associated with the restructuring actions are estimated to be $12 to $15 million.

The strong order momentum achieved by Aegion in the first half of the year continued across all three platforms in the third quarter despite the challenges from Hurricanes Harvey and Irma in two key markets. The Company continued to have performance issues in the portions of the business subject to restructuring actions, which combined with the impact on operations from the hurricanes are expected to impact third-quarter operating results by approximately $5 million, or $0.10 per diluted share.

Charles R. Gordon, Aegion's President and CEO, commented, "I am pleased that actions we announced in August are on pace with our expectations to be substantially completed during 2017. It will be difficult to recover in the fourth quarter from the impact of the recent hurricanes and the financial challenges experienced in the third quarter in Denmark, Australia and Fyfe North America. We expect the results of our restructuring actions

combined with the momentum in key markets will provide a solid foundation for Aegion to achieve much stronger results in 2018."

About Aegion (NASDAQ: AEGN)

About Aegion Corporation (NASDAQ: AEGN)
Aegion combines innovative technologies with market leading expertise to maintain, rehabilitate, and strengthen infrastructure around the world. Since 1971, the company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure®. More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 1, 2017, and in subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

(AEGN-ER)

CONTACT: Aegion Corporation
David A. Martin, Executive Vice President and Chief Financial Officer
(636) 530-8000